As filed with the Securities and Exchange Commission on April 6, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Immunocore Holdings plc
(Exact name of registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

92 Park Drive
Milton Park
Abingdon, Oxfordshire OX14 4RY
United Kingdom
(Address of principal executive offices) (Zip code)

Immunocore Holdings plc 2021 Equity Incentive Plan, with Non-Employee Sub-Plan
(Full title of the plan)

Immunocore, LLC
Six Tower Bridge, Suite 200
181 Washington Street
Conshohocken, Pennsylvania 19428
United States
Tel: +1 484 534 5261
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta	Lily Hepworth	Claire Keast-Butler
Courtney T. Thorne	General Counsel	Cooley (UK) LLP
Cooley LLP	Immunocore Holdings plc	22 Bishopsgate
55 Hudson Yards	92 Park Drive	London EC2N 4BQ
New York, New York 10001	Milton Park	United Kingdom
+1 212 479 6000	Abingdon, Oxfordshire OX14 4RY	+44 20 7583 4055
United Kingdom
Tel: +44 12 3543 8600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, Immunocore Holdings plc (the “Registrant”) is filing this Registration Statement on Form S-8 (the “S-8 Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 2,404,418 additional ordinary shares, nominal value £0.002 per share (the “Ordinary Shares”), of the Registrant under the Immunocore Holdings plc 2021 Equity Incentive Plan, including Non-Employee Sub Plan to the Immunocore Holdings plc 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of Ordinary Shares reserved and available for issuance under the 2021 Plan on January 1, 2023. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8

This S-8 Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same benefit plan is effective.

The Registrant previously registered Ordinary Shares for issuance under the 2021 Plan under Registration Statements on Form S-8 filed with the Commission on April 12, 2021 (File No. 333-255182) and May 17, 2022 (File No. 333-265000).

Pursuant to General Instruction E to Form S-8, this S-8 Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8.	Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	Articles of Association of Immunocore Holdings plc.	20-F	001-39992	1.1	3/25/21

4.2	Deposit Agreement.	20-F	001-39992	2.2	3/25/21

4.3	Form of American Depositary Receipt (included in Exhibit 4.1).	20-F	001-39992	2.3	3/25/21

5.1*	Opinion of Cooley (UK) LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm

23.2*	Consent of Cooley (UK) LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

99.1	Immunocore Holdings plc 2021 Equity Incentive Plan, including Non-Employee Sub-Plan to the Immunocore Holdings plc 2021 Equity Incentive Plan.	20-F	001-39992	4.20	3/25/21

107	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oxford, United Kingdom, on the sixth day of April, 2023.

IMMUNOCORE HOLDINGS PLC

By:	/s/ Bahija Jallal, Ph.D.
Bahija Jallal, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bahija Jallal, Brian Di Donato and Lily Hepworth, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Bahija Jallal, Ph.D.	Chief Executive Officer and Director	April 6, 2023

Bahija Jallal, Ph.D.	(Principal Executive Officer)

/s/ Brian Di Donato	Chief Financial Officer	April 6, 2023

Brian Di Donato	(Principal Financial Officer and Principal Accounting Officer)

/s/ Professor Sir John Bell

Professor Sir John Bell	Chairman of the Board of Directors	April 6, 2023

/s/ Travis Coy

Travis Coy	Director	April 6, 2023

/s/ Roy S. Herbst, M.D., Ph.D.

Roy S. Herbst, M.D., Ph.D.	Director	April 6, 2023

/s/ Robert Perez

Robert Perez	Director	April 6, 2023

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/s/ Kristine Peterson

Kristine Peterson	Director	April 6, 2023

/s/ Professor Sir Peter Ratcliffe

Professor Sir Peter Ratcliffe	Director	April 6, 2023

/s/ Siddharth Kaul

Siddharth Kaul	Director	April 6, 2023

Immunocore, LLC			April 6, 2023

By:	/s/ Bahija Jallal, Ph.D.	Authorized Representative in the United States
Name: Bahija Jallal, Ph.D.
Title: Authorized Signatory

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